EXHIBIT 10.6

COOPERATION AGREEMENT

Party A (buyer): Guixi Yi Xin Copper Co., Ltd (hereinafter referred to as Party A)
Party B (supplier): Guixi Fangyuan Waste Material Recycling Co., Ltd (hereinafter referred to as Party B)

The two parties herein have entered into the following Agreement through amicable consultation:

I. Party B promises that all purchased materials will be sold as raw materials to Party A. Party B agrees that such supply of raw materials shall be performed in compliance with the quality, quantity, time and price as required by the procurement plan and requirements of Party A; and the raw materials will be delivered to a place appointed by Party A.

II. Party B shall be responsible for the means of transportation, trucks and transportation expenses. The loading expenses shall be assumed by Party B, while the unloading expenses shall be assumed by Party A.

III. Method for acceptance inspection and valuation: both parties shall send inspectors to perform field verification according to the contents and previously agreed price; signatures are required for approval.

IV. Means of settlement: bank draft, telegraphic transfer, account transfer and cash settlement are all acceptable.

V. Unconcerned matters shall be settled through additional negotiations, and any supplementary agreement shall have the equal validity as this Agreement. Disputes shall be solved through friendly negotiations, and should be referred to local court of law if negotiations shall fail.

VI. This Agreement has two copies, one for each party, and shall take effect with signatures and seals of both parties.

Party A: Guixi Yi Xin Copper Co., Ltd	Party B: Guixi Fangyuan Waste Material Recycling Co., Ltd
Guixi Yi Xin Copper Co., Ltd (seal)	Guixi Fangyuan Waste Material Recycling Co., Ltd (seal)
Signature of legal representative:	Signature of legal representative:
Dong Fucan (seal)	Huang Rixu (seal)

Place: Guixi
Date: Oct. 8, 2006

000160/09953 BFLODOCS 2383788v1